Exhibit 99.1

International Tower Hill Mines Announces Downward Correction to Previously Reported All-In Sustaining Costs

VANCOUVER, March 8, 2017 /CNW/ - International Tower Hill Mines Ltd. ("ITH" or the "Company") (TSX: ITH; NYSE-MKT: THM) today announced that it has corrected previously reported all- in sustaining costs (AISC) downward to conform with World Gold Council guidance.  The effect of the error was to overstate AISC at $1,263.  As a result of the restatement, the AISC for the Livengood Gold Project (the "Project") located near Fairbanks, Alaska, is projected to be $976/oz.

The results of the Pre-Feasibility Study (the "PFS") set forth in a news release on September 8, 2016 and as filed with the NI 43-101 report on October 24, 2016 had included, contrary to World Gold Council guidance, both initial capital costs and mining and income taxes in the $1,263 previously reported as all-in sustaining costs.  All dollar figures in this news release are stated in US Dollars.

The table below identifies the correct costs over the life of the Project based on the PFS:

Costs of Production

	$/Ounce As previously reported	$/Ounce As corrected	LOM ($Million) As previously reported	LOM ($Million) As corrected
Operating Costs	$ 877	$ 877	$ 5,934	$ 5,934
Capital Expenditures (1)	370(2)	99(3)	2,501(2)	665(3)
All-In Sustaining Costs	$ 1,247	$ 976	$ 8,435	$ 6,599
Capital Expenditures (1)	-	271(4)	-	1,836(4)
Mining and Income Taxes	16	-	104	-
All-In Costs	$ 1,263	$ 1,247	$ 8,539	$ 8,435

Rounding of some figures may lead to minor discrepancies in totals.
(1) Excludes $18M upfront funding included in operating costs above and $37M of recoverable initial stores inventory.
(2) Includes initial and sustaining capital expenditures
(3) Includes sustaining capital expenditures only
(4) Includes initial capital expenditures only

Qualified Persons

Colin Hardie, P. Eng. (Ontario APEO No. 90512500), a Qualified Person as defined by National Instrument 43-101, has reviewed and approved the technical information contained in this news release and has approved the disclosure herein.  Mr. Hardie is independent of ITH as independence is described in Section 1.5 of NI 43-101.

On behalf of
International Tower Hill Mines Ltd.

(signed) Karl Hanneman
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including statements with respect to the mine plan, economic analysis (including CAPEX and OPEX) and production and design details described in the Pre-Feasibility Study; the potential to convert mineral resources to mineral reserves; additional optimization and exploration efforts and the results thereof; the ability of the Company to satisfy the derivative liability and the consequences of any failure to do so; the ability of the Company to potentially include refined and updated results in a subsequent full feasibility study; the ability of the Company to advance environmental baseline work in support of future permitting; the ability of the Company to advance the Livengood Project either as projected or at all; the potential for the Company to make a construction decision, whether when warranted by market conditions or at all; the potential for market conditions to be such that they warrant the making of a production decision; the potential development of any mine at the Livengood Project; business and financing plans and business trends are forward-looking statements.  Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the Pre-Feasibility Study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital (including, as required, to satisfy the derivative liability) or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's Annual Information Form filed with certain securities commissions in Canada and the Company's annual report on Form 10-K filed with the United States Securities and Exchange Commission (the "SEC"), and other information released by the Company and filed with the appropriate regulatory agencies.  All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company's Livengood property.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7"). Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.

Mineral resources which are not mineral reserves do not have demonstrated economic viability, and investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  The preliminary assessments on the Livengood Project are preliminary in nature and include "inferred mineral resources" that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves.  There is no certainty that such inferred mineral resources at the Livengood Project will ever be realized. Further, it cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE International Tower Hill Mines Ltd.

To view the original version on PR Newswire, visit: http://www.newswire.ca/en/releases/archive/March2017/09/c7320.html

%CIK: 0001134115

For further information: Richard Solie, Jr., Manager - Investor Relations, E-mail: rsolie@ithmines.com, Direct line: 907-328-2825 / Toll-Free: 855-428-2825

CO: International Tower Hill Mines Ltd.

CNW 17:17e 09-MAR-17